                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 5, 1999, included in ProLogis Trust's Form 10-K for the year ended December 31, 1998, and to our report dated March 26, 1999, included in ProLogis Trust's Form 8-K dated April 13, 1999, and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

Chicago, Illinois
May 28, 1999